FORM 8-A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)
Delaware	94-3326559

(State of incorporation or organization)	(I.R.S. Employer Identification No.)
47669 Fremont Boulevard, Fremont, California, 94538

(Address of principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates (if applicable): 333-116880

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value per share

Item 1. Description of Registrant's Securities to be Registered

        Ikanos Communications, Inc. ("Registrant") hereby incorporates by reference the description of its securities to be registered hereunder contained under the heading "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-116880), as originally filed with the Securities and Exchange Commission (the "Commission") on June 25, 2004 or subsequently amended (the "Registration Statement"), and in the prospectus included in the Registration Statement to be filed separately by Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits

        The following exhibits are filed herewith or incorporated by reference herein as indicated below:

3.3	*	Certificate of Incorporation of registrant.
3.4	*	Bylaws of registrant.
3.5	*	Form of Amended and Restated Certificate of Incorporation of registrant (effecting the reverse stock split).
3.6	*	Form of Amended and Restated Certificate of Incorporation of registrant (to be effective upon the closing of this offering).
4.1	*	Form of registrant's Common Stock Certificate
4.2	*	Fourth Amended and Restated Investor Rights Agreement, dated as of March 5, 2004, between the registrant and the parties named therein.

*
Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Ikanos Communications, Inc. initially filed on June 25, 2004, as amended (File No. 333-116880).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 19, 2005	IKANOS COMMUNICATIONS, INC.

	By:	/s/ DANIEL K. ATLER
Daniel K. Atler Chief Financial Officer

EXHIBIT INDEX

3.3	*	Certificate of Incorporation of registrant.
3.4	*	Bylaws of registrant.
3.5	*	Form of Amended and Restated Certificate of Incorporation of registrant (effecting the reverse stock split).
3.6	*	Form of Amended and Restated Certificate of Incorporation of registrant (to be effective upon the closing of this offering).
4.1	*	Form of registrant's Common Stock Certificate
4.2	*	Fourth Amended and Restated Investor Rights Agreement, dated as of March 5, 2004, between the registrant and the parties named therein.

*
Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Ikanos Communications, Inc. initially filed on June 25, 2004, as amended (File No. 333-116880).